                                                               EXHIBIT 10.23

                                 INDEMNITY AGREEMENT


          This AGREEMENT is made as of _________, 1999, by and between Interactive Intelligence, Inc., an Indiana corporation (the "Corporation"), and ___________________ (the "Indemnitee"), a director and/or executive officer of the Corporation.

          WHEREAS, it is essential to the Corporation to retain and attract as directors and/or executive officers of the Corporation the most capable persons available and persons who have significant experience in business, corporate and financial matters; and

          WHEREAS, the Corporation has identified the Indemnitee as a person possessing the background and abilities desired by the Corporation and desires the Indemnitee to continue to serve as a director and/or an executive officer; and

          WHEREAS, the substantial increase in corporate litigation may, from time to time, subject directors and/or executive officers to burdensome litigation, the risks of which frequently far outweigh the advantages of serving in such capacity; and

          WHEREAS, the Corporation and the Indemnitee recognize that serving as a director and/or executive officer of a corporation at times calls for subjective evaluations and judgments upon which reasonable men may differ and that, in that context, it is anticipated and expected that directors and/or executive officers of corporations will and do from time to time commit actual or alleged errors or omissions in the good faith exercise of their corporate duties and responsibilities; and

          WHEREAS, it is now and has always been the express policy of the Corporation to indemnify its directors and/or executive officers to the fullest extent not prohibited by law; and

          WHEREAS, the Restated Articles of Incorporation, as amended (the "Articles"), of the Corporation require indemnification of the directors and/or executive officers of the Corporation pursuant to the Indiana Business Corporation Law (the "Act") and the Act expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and directors and/or executive officers of the Corporation with respect to indemnification; and

          WHEREAS, the Corporation and the Indemnitee desire to articulate clearly in contractual form their respective rights and obligations with regard to the Indemnitee's service on behalf of the Corporation and with regard to claims for loss, liability, expense or damage which, directly or indirectly, may arise out of or relate to such service.

          NOW THEREFORE, the Corporation and the Indemnitee agree as follows:

          1. AGREEMENT TO SERVE. The Indemnitee shall serve as a director and/or executive officer of the Corporation for so long as the Indemnitee is duly elected or appointed or until the Indemnitee tenders a resignation in writing.

          2.   DEFINITIONS.  As used in this Agreement:

          (a) The term "Proceeding" includes, without limitation, any threatened, pending or completed action, suit or proceeding, whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative, legislative or investigative nature, formal or informal, internal or external, in which the Indemnitee may be or may have been involved as a party, witness or otherwise, by reason of the fact that the Indemnitee is or was a director and/or executive officer of the Corporation or any of its subsidiaries, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which exculpation, indemnification or reimbursement can be provided under this Agreement.

          (b) The term "Expenses" includes, without limitation thereto, expenses of investigations, "Proceedings" or appeals, attorney, accountant and other professional fees and disbursements, any other expenses or disbursements incurred in connection with any Proceeding, and any expenses of establishing a right to indemnification under Section 11 of this Agreement, but shall not include amounts paid in settlement by the Indemnitee or the amount of judgments or fines against the Indemnitee.

          (c) References to "other enterprise" include, without limitation, employee benefit plans; references to "fines" include, without limitation, any excise tax assessed with respect to any employee benefit plan; references to "serving at the request of the Corporation" include, without limitation, any service as a director, officer, employee or agent which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or its beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the interest of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation."

          3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 3, if the Indemnitee is made a party to any Proceeding (other than a Proceeding by or in the right of the Corporation to procure a judgment in its favor), against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the conduct of the Indemnitee was in good faith and the Indemnitee reasonably believed that the Indemnitee's conduct was in the best interests of the Corporation, or at least not opposed to its best interests, and, in the case of a criminal proceeding, the Indemnitee, in addition, had no reasonable cause to believe that the Indemnitee's conduct was unlawful.

However, the Indemnitee shall not be entitled to indemnification under this
Section 3 in connection with any Proceeding charging improper personal benefit to the Indemnitee in which the Indemnitee was adjudged liable on the basis that personal benefit was improperly received by the Indemnitee unless and only to the extent that the court conducting such Proceeding or any other court of competent jurisdiction determines upon application that despite the adjudication of liability, the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

          4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. The Corporation shall indemnify the Indemnitee in accordance with the provisions of this Section 4, if the Indemnitee is made a party to any Proceeding by or in the right of the Corporation to procure a judgment in its favor, against all Expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding if the conduct of the Indemnitee was in good faith and the Indemnitee reasonably believed that the Indemnitee's conduct was in the best interests of the Corporation, or at least not opposed to its best interests. However, the Indemnitee shall not be entitled to indemnification under this
Section 4 in connection with any Proceeding in which the Indemnitee has been adjudged liable to the Corporation unless and only to the extent that the court conducting such Proceeding or any other court of competent jurisdiction determines upon application that, despite the adjudication of liability, the Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances.

          5. INDEMNIFICATION OF EXPENSES OF SUCCESSFUL PARTY. Notwithstanding any other provisions of this Agreement, to the extent that the Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding or in defense of any claim, issue or matter therein, including the dismissal of an action without prejudice, the Corporation shall indemnify the Indemnitee against all Expenses incurred in connection therewith.

          6.   ADDITIONAL INDEMNIFICATION.

          (a) Notwithstanding any limitation in Sections 3, 4 or 5, the Corporation shall indemnify the Indemnitee to the fullest extent not prohibited by law with respect to any Proceeding (including a Proceeding by or in the right of the Corporation to procure a judgment in its favor) against all Expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with such Proceeding.

          (b) For purposes of this Agreement, the meaning of the phrase "to the fullest extent not prohibited by law" shall include, but not be limited to:

               (i) to the fullest extent authorized or not prohibited by any changes in the law, including but not limited to any amendments to or replacements of the Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its directors; and

               (ii) to the fullest extent authorized by the provision of the Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the Act.

          7. EXCLUSIONS. Notwithstanding any provision in this Agreement, the Corporation shall not be obligated under this Agreement to make any indemnification:

          (a) for which payment is made to or on behalf of the Indemnitee under any insurance policy, except with respect to any excess amount to which the Indemnitee is entitled under this Agreement beyond the amount of payment under such insurance policy;

          (b) for any liability for profits made from the purchase and sale by the Indemnitee of securities of the Corporation, which liability arises under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar provision of any state statutory or common law;

          (c) if a court having jurisdiction in the matter shall finally determine that such indemnification is not lawful under any applicable statute or public policy (and, in this respect, both the Corporation and the Indemnitee have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act of 1933 is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable and that claims for such indemnification should be submitted to appropriate courts for adjudication unless, in the opinion of counsel, the matter has been settled by controlling precedent); or

          (d) in connection with any Proceeding (or part of any Proceeding) initiated by the Indemnitee, or any Proceeding by the Indemnitee against the Corporation or its directors, officers, employees or other persons entitled to be indemnified by the Corporation, unless (i) the Corporation is expressly required by law to make the indemnification, (ii) the Proceeding was authorized by the Board of Directors of the Corporation, or
     (iii) the Indemnitee initiated the Proceeding pursuant to Section 11 of this Agreement and the Indemnitee is successful in whole or in part in the Proceeding.

          8. ADVANCES OF EXPENSES. The Corporation shall pay the Expenses incurred by the Indemnitee in any Proceeding in advance of the final disposition of the Proceeding at the written request of the Indemnitee, if the Indemnitee:

          (a) furnishes the Corporation a written affirmation of the Indemnitee's good faith belief that the Indemnitee is entitled to be indemnified under this Agreement; and

          (b) furnishes the Corporation a written undertaking to repay the advance to the extent that it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Corporation. Such undertaking shall be an unlimited general obligation of the

     Indemnitee but need not be secured.

          Advances pursuant to this Section 8 shall be made no later than 10 days after receipt by the Corporation of the affirmation and undertaking described in Sections 8(a) and 8(b) above, and shall be made without regard to the Indemnitee's ability to repay the amount advanced and without regard to the Indemnitee's ultimate entitlement to indemnification under this Agreement. The Corporation may establish a trust, escrow account or other secured funding source for the payment of advances made and to be made pursuant to this
Section 8 or of other liability incurred by the Indemnitee in connection with any Proceeding.

          9. NONEXCLUSIVITY AND CONTINUITY OF RIGHTS. The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any articles of incorporation, bylaw, any other agreement, any vote of shareholders or directors, the Act, or otherwise, both as to action in the Indemnitee's official capacity and as to action in another capacity while holding such office. The indemnification under this Agreement shall continue as to the Indemnitee even though the Indemnitee may have ceased to be a director and/or executive officer of the Corporation or a director, officer, employee or agent of an enterprise related to the Corporation and shall inure to the benefit of the heirs, executors, administrators and personal representatives of the Indemnitee.

          10. PROCEDURE UPON APPLICATION FOR INDEMNIFICATION. Any indemnification under Sections 3, 4, 5 or 6 shall be made no later than 45 days after receipt of the written request of the Indemnitee, unless a determination is made within such 45-day period by (a) the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the applicable Proceeding, or (b) independent legal counsel in a written opinion (which counsel shall be appointed if such a quorum is not obtainable) that the Indemnitee is not entitled to indemnification under this Agreement.

          11. ENFORCEMENT. The Indemnitee may enforce any right to indemnification or advances provided by this Agreement in any court of competent jurisdiction if (a) the Corporation denies the claim for indemnification or advances, in whole or in part, or if the Corporation does not dispose of such claim within the time period required by this Agreement. It shall be a defense to any such enforcement action (other than an action brought to enforce a claim for advancement of expenses pursuant to, and in compliance with, Section 8 of this Agreement) that the Indemnitee is not entitled to indemnification under this Agreement. However, except as provided in Section 12 of this Agreement, the Corporation shall have no defense to an action brought to enforce a claim for advancement of expenses pursuant to Section 8 of this Agreement if the Indemnitee has tendered to the Corporation the affirmation and undertaking required thereunder. The burden of proving by clear and convincing evidence that indemnification is not appropriate shall be on the Corporation. Neither the failure of the

Corporation (including its Board of Directors or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification or advancement of Expenses is proper in the circumstances because the Indemnitee has met the applicable standard of conduct nor an actual determination by the Corporation (including its Board of Directors or independent legal counsel) that indemnification is improper because the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee is not entitled to indemnification under this Agreement or otherwise. The Indemnitee's expenses incurred in connection with successfully establishing the Indemnitee's right to indemnification or advances, in whole or in part, in any Proceeding shall also be indemnified by the Corporation, whether or not an action to enforce these rights is commenced.

          The termination of any Proceeding by judgment, order of court, settlement, conviction or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the Indemnitee is not entitled to indemnification under Sections 3, 4 or 6 of this Agreement.

          12. NOTIFICATION AND DEFENSE OF CLAIM. Not later than 45 days after receipt by the Indemnitee of notice of the commencement of any Proceeding, the Indemnitee shall, if a claim in respect of the Proceeding is to be made against the Corporation under this Agreement, notify the Corporation of the commencement of the Proceeding. The omission to notify the Corporation shall not relieve the Corporation from any liability which it may have to the Indemnitee otherwise than under this Agreement, and shall not relieve the Corporation from any liability under this Agreement, unless the Corporation can demonstrate that its rights have been actually prejudiced by the failure to give timely notice. With respect to any Proceeding as to which the Indemnitee notifies the Corporation of the commencement:

          (a) The Corporation will be entitled to participate in the Proceeding at its own expense.

          (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense of the Proceeding with legal counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Indemnitee under this Agreement, including Section 8 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of its assumption of the defense, unless (i) the Indemnitee reasonably concludes that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of the defense of the Proceeding, or (ii) the Corporation does not use legal counsel to assume the defense of such Proceeding. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which the Indemnitee shall have made the conclusion provided for in (i) above.

          (c) If two or more persons who may be entitled to indemnification from the

     Corporation, including the Indemnitee, are parties to any Proceeding, the Corporation may require the Indemnitee to use the same legal counsel as the other parties. The Indemnitee shall have the right to use separate legal counsel in the Proceeding, but the Corporation shall not be liable to the Indemnitee under this Agreement, including Section 8 above, for the fees and expenses of separate legal counsel incurred after notice from the Corporation of the requirement to use the same legal counsel as the other parties, unless the Indemnitee reasonably concludes that there may be a conflict of interest between the Indemnitee and any of the other parties required by the Corporation to be represented by the same legal counsel.

          (d) The Corporation shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without its written consent, which shall not be unreasonably withheld. The Indemnitee shall permit the Corporation to settle any Proceeding that the Corporation assumes the defense of, except that the Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on the Indemnitee or be otherwise prejudicial to his or her best interests without the Indemnitee's written consent.

          13. PARTIAL INDEMNIFICATION. If the Indemnitee is entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines or amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with such Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such Expenses, judgments, fines or amounts paid in settlement to which the Indemnitee is entitled.

          14. SEVERABILITY. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the remainder of this Agreement shall continue to be valid and the Corporation shall nevertheless indemnify the Indemnitee as to Expenses, judgments, fines and amounts paid in settlement, with respect to any Proceeding, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

          15. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

          16. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivering by hand to the party to whom the notice or other communication shall have been directed, or (b) on the third business day after the date on which it is mailed by certified or registered mail with postage prepaid, addressed as follows:

          (i) If to the Indemnitee, to the address indicated on the signature page of this Agreement.

          (ii) If to the Corporation, to

               Interactive Intelligence, Inc.
               8909 Purdue Road, Suite 300
               Indianapolis, IN  46268
               Attention:  Secretary

or to any other address as either party may designate to the other in writing.

          17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

          18. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Indiana without regard to the principles of conflict of laws.

          19. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Corporation and its successors and assigns.

          IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed and signed as of the day and year first above written.

CORPORATION:                            INDEMNITEE:

By _______________________________      By ________________________________

__________________________________      ___________________________________
Title                                   Address
                                        ___________________________________